Exhibit 99.1

Orchids Paper Products Company Enters Into Option for Asset Purchase Agreement With Orchids Investment LLC; Proposed Transaction To Be Facilitated Through Chapter 11

BRENTWOOD, Tenn., April 1, 2019 /PRNewswire/ -- Orchids Paper Products Company (NYSE American: TIS) (the "Company"), a leading manufacturer and national supplier of high quality consumer tissue products, including paper towels, bathroom tissue and paper napkins, today announced it has entered into an option agreement (the "Option") with Orchids Investment LLC ("OI"). The Option gives the Company the right to execute an asset purchase agreement with OI (the "Purchase Agreement"), through which, should the Company exercise the Option, OI would acquire substantially all of the Company's assets in exchange for a credit bid of approximately $175,000,000 against the Company's obligations under its pre-petition secured credit facility plus other consideration. OI is indirectly owned by a fund affiliated with Black Diamond Capital Management, L.L.C. and Brant Paper Investment Company LLC. To facilitate the potential sale and address its debt obligations, the Company has initiated proceedings under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware ("Court"). The Company has filed a bid procedures and sale motion with the Court, and the Purchase Agreement will be subject to an auction at which higher and better offers may be made and will require Court approval. The bid by OI comprises the initial stalking horse bid in the auction process. Subject to the results at auction, the closing of the transaction is subject to the satisfaction of usual and customary conditions, but the Company anticipates the transaction will move swiftly and aims to complete the process no later than August 2019.

"The Company began experiencing financial difficulty in late 2016 due to a number of factors, including unprecedented increases in input costs, most notably fiber and freight, which the industry has not yet been able to fully recover with price increases to customers; new competitive industry capacity driving down selling prices to defend and grow business; and construction cost overruns and start-up inefficiencies at its new production facility in Barnwell, South Carolina," said Jeffrey Schoen, the President and Chief Executive Officer of the Company. "Ultimately it was determined that using the Chapter 11 process to facilitate a potential sale was the swiftest and most efficient way to preserve stakeholder value and sustain business operations."

OI also serves as the Company's pre-petition secured lender, and has agreed to provide debtor-in-possession ("DIP") financing to support the Company's day-to-day operations during the pendency of the bankruptcy case. Current management will continue to lead the Company during the pendency of the sale process, with operations supported by the DIP financing. The Company intends to operate its business as usual while it works to complete the potential sale through the Chapter 11 process. The Company also has filed customary motions with the Court seeking authorization to continue employee wages and benefit programs, permit payments on prepetition claims of our critical suppliers and other vendors, and maintain customer programs in the normal course in addition to certain other relief.

"Our commitment to providing high quality consumer tissue products is unwavering and we have found a new partner who can help us strengthen our business under a new capital structure, leverage new resources and opportunities, and build on our strong foundation, so that our business can continue to provide value to the marketplace. The new customer we announced last year began shipping ultra-premium products from Barnwell in late March," said Mr. Schoen.

The Company is headquartered in Brentwood, Tennessee with manufacturing locations in Pryor, Oklahoma and Barnwell, South Carolina.

Court filings as well as other information related to the restructuring are available at https://cases.primeclerk.com/OrchidsPaper/ or by calling the restructuring information center toll free at 1-844-205-7430, or international toll at 347-576-1552, or submit an inquiry via e-mail to orchidspaperinfo@primeclerk.com.

The Company is advised by the law firm of Polsinelli PC; Deloitte Transactions and Business Analytics LLP is the Company's interim chief strategy officer; and Houlihan Lokey Capital, Inc. is the Company's financial advisor and investment banker.

Forward-Looking Statements

This press release contains forward-looking statements covered by the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential," "will" or "continue" or the negative of such terms or other comparable terminology. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of our indebtedness and our trade creditors; risks and uncertainties with performing under the terms of our DIP financing and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the forecasted uses of funds in the Company's DIP budgets;  our ability to conduct business as usual during the pendency of bankruptcy proceedings; our ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from us; our ability to continue to pay suppliers and vendors;  the risk that our Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code; the Company's ability to secure operating capital; and any statements or assumptions underlying any of the foregoing.

Important factors that may cause results to differ from projections include, but are not limited to, the decisions of the Court; negotiations with our debtholders,  our creditors and any committee approved by the Court;  negotiations with lenders on the definitive DIP financing documents; the Company's ability to meet the closing conditions of its DIP financing; the Company's ability to meet the requirements, and compliance with the terms, including restrictive covenants, of their respective DIP financing arrangements and any other financial arrangement while in Chapter 11 proceedings; changes in our operational or cash needs from the assumptions underlying our DIP budgets and forecasts; changes in our cash needs as compared to our historical operations or our planned reductions in operating expense; adverse litigation; our ability to control operating costs and other expenses; and those detailed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Forms 10-Q filed with the Securities and Exchange Commission (the "SEC") on November 14, 2018 and August 9, 2018 and Form 10-K filed with the SEC on March 16, 2018.

About Orchids Paper Products Company
Orchids Paper Products Company is a leading national supplier of high quality consumer tissue products primarily serving the at home private label consumer market. The Company produces a full line of tissue products, including paper towels, bathroom tissue and paper napkins, to primarily to retail chains throughout the United States.

For more information, visit orchidspaper.com.

Media Contact:
Louie Toma
774-291-6000
louie.toma@watersedgeir.com